Exhibit 99.1

News Release
Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA 18195-1501
Air Products Reports Record First Quarter EPS of $1.03, Up 29%;
Raises Fiscal 2007 Full Year EPS Guidance to $3.98 to $4.10 Per Share
Access the Q1 earnings teleconference today at 10:00 a.m. EST by calling (913) 981-4910 and entering passcode 4871553, or listen on the Web at: www.airproducts.com/Invest/financialnews/EarningsReleases.htm.
LEHIGH VALLEY, Pa. (January 24, 2007) – Air Products (NYSE:APD) today reported net income of $230 million, or diluted earnings per share (EPS) of $1.03, for its fiscal first quarter ended December 31, 2006. Net income increased 27 percent and diluted EPS was up 29 percent compared with the prior year.
Record first quarter revenues of $2,433 million were up 21 percent from the prior year on strong volume growth in the company’s Merchant Gases, Tonnage Gases, Electronics and Performance Materials, and Equipment and Energy segments. Record operating income of $332 million was up 31 percent versus prior year.
John Jones, chairman and chief executive officer, said, “This was an outstanding quarter. We delivered substantial top-line growth through strong volumes, improved pricing and higher equipment results. We also drove productivity to the bottom line, resulting in significantly expanded margins and increased return on capital. Our continued strong performance in the quarter demonstrates our people’s focus on becoming a higher growth and higher return company.”
Individual Business Segment Performance

Air Products manages its operations, assesses performance and reports results in six global business segments. For the fiscal 2007 first quarter:
•	Merchant Gases sales of $740 million were up 19 percent and operating income of $139 million increased 32 percent over the prior year on strong volumes, reflecting the company’s success in utilizing applications technology to drive growth.

•	Tonnage Gases sales of $605 million were up 13 percent and operating income of $89 million increased 20 percent over the prior year, driven by higher plant loading and volume growth from six new refinery hydrogen investments, which have increased the company’s global hydrogen capacity by 35 percent.

•	Electronics and Performance Materials sales of $510 million were up 22 percent and operating income of $51 million increased 32 percent over the prior year on higher volumes.

•	Equipment and Energy sales of $196 million more than doubled and operating income of $27 million increased 85 percent over the prior year, reflecting strong liquefied natural gas heat exchanger backlog and growth in large air separation plant orders.

•	Healthcare sales of $156 million were up 15 percent over the prior year, driven by recent contract wins in Europe. Operating income of $9 million was down 48 percent from the prior year. Approximately half of the decline was due to a land sale in the prior year. Sequentially, the U.S. business saw improvement on increased sales volumes.

•	Chemicals sales of $227 million were up five percent and operating income of $19 million increased significantly over the prior year, primarily due to improved volumes.
Outlook
Looking forward, Jones said, “We’re off to a great start and are on our way to having another year of strong performance in fiscal 2007. Our leading market positions, along with our productivity-focused infrastructure investments, position us to deliver continued growth. We are therefore increasing our EPS guidance to a range of $3.98 to $4.10 per share, representing 14 to 17 percent* year-on-year earnings growth.”
The company currently anticipates fiscal second quarter EPS in the range of $.98 to $1.03 per share.
Annual Meeting of Shareholders
Air Products will host its Annual Meeting of Shareholders on Thursday, January 25, 2007 at 2:00 p.m. EST. Access the audio Webcast at: www.airproducts.com/Invest/shareholdersvcs/annualmeeting_materials.htm.
Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment and is listed in the Dow Jones Sustainability and FTSE4Good Indices. The company has annual revenues of $9 billion, operations in over 40 countries, and over 20,000 employees around the globe. For more information, visit www.airproducts.com.
NOTE: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this presentation regarding important risk factors. Actual performance and financial results may differ materially from those expressed in the forward-looking statements because of many factors, including those specifically referenced as future events or outcomes that the company anticipates as well as, among other things, overall economic and business conditions different than those currently anticipated and demand for Air Products’ goods and services during that time; competitive factors in the industries in which it competes; interruption in ordinary sources of supply; the ability to recover unanticipated increased energy and raw material costs from customers; uninsured litigation judgments or settlements; changes in government regulations; consequences of acts of war or terrorism impacting the United States’ and other markets; the effects of a pandemic or epidemic or a natural disaster; charges related to portfolio management and cost reduction actions; the success of implementing cost reduction programs and achieving anticipated acquisition synergies; the timing, impact and other uncertainties of future acquisitions or divestitures or unanticipated contract terminations; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; the impact of new financial accounting standards; and the timing and rate at which tax credits can be utilized. The company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation to reflect any change in the company’s assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

*This press release contains non-GAAP measures which adjust prior year results to exclude the impact of the 2006 global cost reduction plan. The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which the company’s management uses internally to evaluate the company’s baseline performance. Presented below is a reconciliation of reported results to non-GAAP measures.

YTD Diluted EPS -
Continuing
Operations

FY07 Forecast	$3.98-$4.10
FY06 GAAP	$3.29

% Change GAAP	21%-25%

FY06 GAAP	$3.29
Global Cost Reduction Plan	.21

FY06 Non-GAAP Measure	$3.50

FY07 Forecast	$3.98-$4.10
FY06 Non-GAAP Measure	$3.50

% Change Non-GAAP	14%-17%

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED INCOME STATEMENTS
(Unaudited)
(Millions of dollars, except for share data)

	Three Months Ended
	31 December
	2006	2005

SALES	$2,432.5	$2,015.8
COSTS AND EXPENSES
Cost of sales	1,788.5	1,491.7
Selling and administrative	284.4	250.9
Research and development	34.8	37.6
Other (income) expense, net	(7.5)	(17.9)

OPERATING INCOME	332.3	253.5
Equity affiliates’ income	30.1	27.8
Interest expense	39.1	26.3

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES AND MINORITY INTEREST	323.3	255.0
Income tax provision	85.1	67.1
Minority interest in earnings of subsidiary companies	7.9	6.1

INCOME FROM CONTINUING OPERATIONS	230.3	181.8
LOSS FROM DISCONTINUED OPERATIONS, net of tax	—	(1.1)

NET INCOME	$230.3	$180.7

BASIC EARNINGS PER COMMON SHARE
Income from continuing operations	$1.06	$.82
Loss from discontinued operations	—	(.01)

Net Income	$1.06	$.81

DILUTED EARNINGS PER COMMON SHARE
Income from continuing operations	$1.03	$.80
Loss from discontinued operations	—	—

Net Income	$1.03	$.80

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING (in millions)	216.7	222.0

WEIGHTED AVERAGE OF COMMON SHARES OUTSTANDING ASSUMING DILUTION (in millions)	223.4	227.1

DIVIDENDS DECLARED PER COMMON SHARE – Cash	$.34	$.32

Other Data from Continuing Operations:
Capital Expenditures	$240.4	$304.6
Depreciation and Amortization	$201.7	$182.5

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions of dollars)

	31 December	30 September
	2006	2006

ASSETS

CURRENT ASSETS
Cash and cash items	$64.5	$35.2
Trade receivables, less allowances for doubtful accounts	1,618.1	1,564.7
Inventories and contracts in progress	680.6	701.1
Other receivables and current assets	286.9	311.6

TOTAL CURRENT ASSETS	2,650.1	2,612.6

INVESTMENTS IN NET ASSETS OF AND ADVANCES TO EQUITY AFFILIATES	765.6	728.3
PLANT AND EQUIPMENT, at cost	13,929.0	13,590.3
Less accumulated depreciation	7,664.8	7,428.3

PLANT AND EQUIPMENT, net	6,264.2	6,162.0

GOODWILL	1,007.6	989.1
INTANGIBLE ASSETS, net	114.1	113.0
OTHER NONCURRENT ASSETS	698.4	575.7

TOTAL ASSETS	$11,500.0	$11,180.7

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Payables and accrued liabilities	$1,483.9	$1,655.1
Accrued income taxes	107.9	98.7
Short-term borrowings and current portion of long-term debt	814.2	569.6

TOTAL CURRENT LIABILITIES	2,406.0	2,323.4

LONG-TERM DEBT	2,336.0	2,280.2
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES	666.5	642.0
DEFERRED INCOME TAXES	791.2	833.1

TOTAL LIABILITIES	6,199.7	6,078.7

MINORITY INTEREST IN SUBSIDIARY COMPANIES	188.8	178.0

TOTAL SHAREHOLDERS’ EQUITY	5,111.5	4,924.0

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,500.0	$11,180.7

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions of dollars)

	Three Months Ended
	31 December
	2006	2005

OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net Income	$230.3	$180.7
Loss from discontinued operations, net of tax	—	1.1

Income from Continuing Operations	230.3	181.8
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	201.7	182.5
Deferred income taxes	14.7	53.7
Undistributed earnings of unconsolidated affiliates	(16.4)	(10.1)
Gain on sale of assets and investments	(.3)	(10.7)
Share-based compensation	16.4	17.2
Noncurrent capital lease receivables	(47.0)	(16.1)
Other	(36.4)	.5

Subtotal	363.0	398.8
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(31.0)	(10.1)
Inventories and contracts in progress	32.8	(64.5)
Payables and accrued liabilities	(215.1)	(64.6)
Other	12.7	(5.7)

Working capital changes	(200.6)	(144.9)

CASH PROVIDED BY OPERATING ACTIVITIES (a)	162.4	253.9

INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to plant and equipment (b)	(238.3)	(304.0)
Acquisitions, less cash acquired	—	—
Investment in and advances to unconsolidated affiliates	(1.5)	—
Proceeds from sale of assets and investments	12.5	17.6
Proceeds from insurance settlements	14.9	25.0
Other	(.4)	2.3

CASH USED FOR INVESTING ACTIVITIES	(212.8)	(259.1)

FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Long-term debt proceeds	53.8	230.5
Payments on long-term debt	(36.2)	(66.3)
Net increase (decrease) in commercial paper and short-term borrowings	226.2	(78.3)
Dividends paid to shareholders	(73.9)	(71.0)
Purchase of Treasury Stock	(133.5)	—
Proceeds from stock option exercises	37.0	13.0
Excess tax benefit from share-based compensation/other	6.7	.8

CASH PROVIDED BY FINANCING ACTIVITIES	80.1	28.7

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Unaudited)
(Millions of dollars)

	Three Months Ended
	31 December
	2006	2005

DISCONTINUED OPERATIONS
Cash used for operating activities	—	(7.0)
Cash used for investing activities	—	(1.2)
Cash used for financing activities	—	—

CASH USED FOR DISCONTINUED OPERATIONS	—	(8.2)

Effect of Exchange Rate Changes on Cash	(.4)	(.4)

Increase in Cash and Cash Items	29.3	14.9
Cash and Cash Items — Beginning of Year	35.2	55.8

Cash and Cash Items — End of Period	$64.5	$70.7

(a)	Pension plan contributions in 2007 and 2006 were $239.9 and $102.9, respectively.

(b)	Excludes capital lease additions of $.6 in both 2007 and 2006.

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Millions of dollars)
1. ACQUISITION PENDING APPROVAL
On 8 January 2007, the company announced it had reached definitive agreement with The Linde Group to acquire the industrial gas business of BOC Gazy Sp z o. o. for 370 million Euros ($481). The transaction is subject to regulatory approval and customary closing conditions. For regulatory purposes, BOC Gazy was required to be sold by Linde as a result of its purchase of The BOC Group plc in September 2006. The BOC Gazy business had fiscal year 2006 sales of approximately 126 million Euros ($164). The business has approximately 750 employees, five major industrial gas plants, and six cylinder transfills serving customers across a diverse range of industries, including chemicals, steel and base metals, among others.
2. DISCONTINUED OPERATIONS
In March 2006, the company announced it was exploring the sale of its Amines and Polymers businesses as part of the company’s ongoing portfolio management activities. The company sold its Amines business to Taminco N.V. on 29 September 2006. Accordingly, the Amines business is being accounted for as discontinued operations and the consolidated financial statements for prior periods have been adjusted to reflect this presentation.
3. SHARE REPURCHASE PROGRAM
In March 2006, the Board of Directors approved a $1,500 share repurchase program. The company began the share repurchase program in the third quarter of 2006 and purchased 7.7 million of its outstanding shares at a cost of $496.1 during 2006. The company expects to complete an additional $500 of the program during fiscal year 2007 and during the first quarter purchased 1.8 million of its outstanding shares at a cost of $125.7.
4. HURRICANES
In the fourth quarter of 2005, the company’s New Orleans industrial gas complex sustained extensive damage from Hurricane Katrina. Other industrial gases and chemicals facilities in the Gulf Coast region also sustained damages from Hurricanes Katrina and Rita in fiscal 2005.
Insurance recoveries for property damages and business interruption were recognized as claims were settled. Operating income for the three months ended 31 December 2005 included a net gain of $7.3 related to insurance recoveries net of property damage and other expenses incurred. Operating income for the three months ended 31 December 2006 was not impacted except for higher depreciation expense of approximately $1. During the three months ended 31 December 2006 and 2005, the company collected insurance proceeds of $19.1 and $25.0, respectively. The company estimated the impact of business interruption at $(26.0) for the three months ended 31 December 2005.
A table summarizing the estimated impact of the Hurricanes for the three months ended 31 December 2005 is provided below:

Three Months Ended
31 December 2005

Insurance Recoveries Recognized	$12.2
Property Damage/Other Expenses	(4.9)

$7.3
Estimated Business Interruption	(26.0)

Total Estimated Impact	$(18.7)

AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
SUMMARY BY BUSINESS SEGMENTS
(Unaudited)
(Millions of dollars)

	Three Months Ended
	31 December
	2006	2005

Revenues from external customers
Merchant Gases	$740.0	$622.1
Tonnage Gases	604.5	532.6
Electronics and Performance Materials	509.9	416.8
Equipment and Energy	195.6	93.8
Healthcare	155.8	135.5
Chemicals	226.7	215.0

Segment and Consolidated Totals	$2,432.5	$2,015.8

Operating income
Merchant Gases	$139.2	$105.3
Tonnage Gases	88.8	73.8
Electronics and Performance Materials	50.9	38.5
Equipment and Energy	26.8	14.5
Healthcare	9.4	18.0
Chemicals	18.9	8.9

Segment Totals	334.0	259.0
Other	(1.7)	(5.5)

Consolidated Totals	$332.3	$253.5

Equity affiliates’ income
Merchant Gases	$21.1	$21.7
Chemicals	2.8	2.6
Other Segments	6.2	3.5

Segment and Consolidated Totals	$30.1	$27.8

(Millions of dollars)

	31 December	30 September
	2006	2006

Identifiable assets (a)
Merchant Gases	$3,429.7	$3,283.2
Tonnage Gases	2,784.2	2,803.0
Electronics and Performance Materials	2,357.5	2,334.5
Equipment and Energy	345.7	304.4
Healthcare	878.0	856.5
Chemicals	546.3	579.8

Segment Totals	10,341.4	10,161.4
Other	393.0	291.0

Consolidated Totals	$10,734.4	$10,452.4

(a)	Identifiable assets are equal to total assets less investments in and advances to equity affiliates.

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Media Inquiries:
     Katie McDonald, tel: (610) 481-3673; e-mail: mcdonace@airproducts.com.
Investor Inquiries:
     Nelson Squires, tel: (610) 481-7461; e-mail: squirenj@airproducts.com.